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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                             HEALTH CARE REIT, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                             HEALTH CARE REIT, INC.

                          NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS

                                      AND

                                PROXY STATEMENT

                                  MEETING DATE

                                  MAY 4, 2000

                               ------------------

                            YOUR VOTE IS IMPORTANT!

  YOU ARE URGED TO SIGN, DATE, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                             HEALTH CARE REIT, INC.
                                  One SeaGate
                                   Suite 1500
                               Toledo, Ohio 43604

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 4, 2000

TO THE SHAREHOLDERS OF HEALTH CARE REIT, INC.:

     The Annual Meeting of Shareholders of Health Care REIT, Inc. will be held on May 4, 2000 at 10:00 a.m. in the Auditorium of One SeaGate, Toledo, Ohio, for the purpose of considering and acting upon:

     1. The election of three Directors for a term of three years;

     2. The ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year 2000; and

     3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 9, 2000 will be entitled to notice of, and to vote at, such Annual Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          ERIN C. IBELE
                                          Vice President and Corporate Secretary

Toledo, Ohio

March 28, 2000

     PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                             HEALTH CARE REIT, INC.

                                  ONE SEAGATE
                                   SUITE 1500
                               TOLEDO, OHIO 43604

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 4, 2000

                                    GENERAL

     This Proxy Statement is furnished to the shareholders of Health Care REIT, Inc. (the "Company") by its Management and the Board of Directors in connection with the solicitation of proxies in the enclosed form to be used in voting at the Annual Meeting of Shareholders (the "Annual Meeting"), which is scheduled to be held on Thursday, May 4, 2000 at 10:00 a.m. as set forth in the foregoing notice. At the Annual Meeting, the shareholders will be asked to elect three Directors, ratify the appointment of Ernst & Young LLP as independent auditors and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     A share cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned properly executed and dated, the shares represented thereby will be voted at the Annual Meeting. If a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the action proposed. Any shareholder giving a proxy has the right to revoke it any time before it is voted by filing with the Vice President/Corporate Secretary of the Company a written revocation, or by filing a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The revocation of a proxy will not be effective until notice thereof has been received by the Vice President/Corporate Secretary of the Company.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors and officers of the Company may solicit proxies in writing or by telephone, fax or personal interview. The Company will reimburse Directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will request brokers and nominees who hold shares in their names to furnish this proxy material to the persons for whom they hold shares and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in connection therewith. The Company has hired ChaseMellon Shareholder Services, L.L.C. to solicit proxies for a fee not to exceed $5,000, plus expenses and other customary charges.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of voting securities outstanding on the record date shall constitute a quorum for the transaction of business by such holders at the Annual Meeting. The three nominees for election as Directors who receive the highest number of votes therefor at the Annual Meeting shall be elected as Directors. Approval of all other matters shall require the affirmative vote of a majority of the shares of voting securities present in person or represented by proxy.

     The executive offices of the Company are located at One SeaGate, Suite 1500, Toledo, Ohio 43604, and its mailing address is One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475. The telephone number is (419) 247-2800. The approximate date on which this material was first sent to shareholders was March 31, 2000. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES AND EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE VICE PRESIDENT/CORPORATE SECRETARY, HEALTH CARE REIT, INC. AT THE ABOVE ADDRESS.

                         VOTING SECURITIES OUTSTANDING

     The Company had outstanding 28,577,227 shares of common stock, $1.00 par value per share (the "shares of common stock") and 3,000,000 shares of Series C cumulative convertible preferred stock, $1.00 par value per share (the "shares of preferred stock") on March 28, 2000. These shares constitute the only classes of outstanding voting securities of the Company. Shareholders of record at the close of business on March 9, 2000 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. On all matters to come before the Annual Meeting, each share of common stock is entitled to one vote and each share of preferred stock is entitled to .97561 of one vote, the percentage of common shares into which a preferred share is currently convertible.

                   PROPOSAL 1 -- ELECTION OF THREE DIRECTORS

     The Company is currently authorized to have nine Directors. The By-Laws divide the Board into three classes: Class I, Class II, and Class III. The Directors are elected for a three-year term or until the election and qualification of their respective successors. Proxies received will be voted to elect the three Directors named below to serve for a three-year term until their respective successors are elected and have qualified or until their earlier resignation or removal.

     If any nominee declines or is unable to accept such nomination to serve as a Director, events which Management does not now expect, the proxy reserves the right to substitute another person as a Management nominee, or to reduce the number of Management nominees, as they shall deem advisable. The Proxy solicited hereby will not be voted to elect more than three Directors.

                                    CLASS II
                            DIRECTORS TO BE ELECTED

     PIER C. BORRA, AGE 60. Mr. Borra is the Chairman, President and Chief Executive Officer of CORA Health Services, Inc. (outpatient rehabilitation services), a position he has held since January 1998. From April 1985 to December 1997, Mr. Borra served as Chairman, President and Chief Executive Officer of Arbor Health Care Company (operator of nursing homes). Mr. Borra also serves as a Director of Balanced Care Corporation (developer and operator of long-term health care facilities) and Genesis Health Ventures, Inc. (provider of post-acute care and support services). Mr. Borra has served as a Director of the Company since 1991 and is a member of the Board's Compensation, Investment and Planning Committees.

     GEORGE L. CHAPMAN, AGE 52. Mr. Chapman became Chairman, Chief Executive Officer and President of the Company in October 1996. From 1992 to October 1996, Mr. Chapman served in various capacities, including Executive Vice President, General Counsel and President of the Company. Mr. Chapman has served as a Director of the Company since 1994 and is a member of the Board's Executive, Investment, Nominating and Planning Committees.

     SHARON M. OSTER, AGE 51. Ms. Oster is Professor of Management at the Yale School of Management, Yale University. Ms. Oster also serves as a Director of Aristotle Corporation (holding company for a manufacturer of educational products) and Transpro, Inc. (designer and manufacturer of precision transportation products). Ms. Oster has served as a Director of the Company since 1994 and is a member of the Board's Audit, Investment and Planning Committees.

     THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES. The nominees who receive the highest number of votes at the Annual Meeting shall be elected as Directors.

                                   CLASS III
                       DIRECTORS WHOSE TERMS CONTINUE (1)

     JEFFREY H. DONAHUE, AGE 53. Mr. Donahue is Executive Vice President and Chief Financial Officer of The Rouse Company (real estate development and operations), a position he has held since December 1998. From September 1993 to December 1998, Mr. Donahue served as Senior Vice President and Chief Financial Officer of

The Rouse Company. He has served as a Director of the Company since 1997 and is a member of the Board's Compensation, Investment and Planning Committees.

     BRUCE G. THOMPSON, AGE 70. Mr. Thompson served as a consultant to the Company in 1997 and 1998. From 1970 to October 1996, Mr. Thompson was the Chairman and Chief Executive Officer of the Company. In addition, Mr. Thompson serves as President and a Director of First Toledo Corporation (developer of health care facilities), a position he has held since June 1994. Mr. Thompson is also a Director of Kingston HealthCare Company (manager of health care facilities). Mr. Thompson has served as a Director of the Company since 1971 and is a member of the Board's Executive, Investment and Planning Committees.

     RICHARD A. UNVERFERTH, AGE 76. Mr. Unverferth is Chairman of Unverferth Manufacturing, Inc. (agricultural equipment manufacturer). In addition, Mr. Unverferth is Chairman of H.C.F., Inc. (operator of a nursing home chain). Mr. Unverferth has served as a Director of the Company since 1971 and is a member of the Board's Audit, Compensation, Executive, Investment, Nominating and Planning Committees.

---------------
(1) The terms of Messrs. Donahue, Thompson and Unverferth expire in 2001.

                                    CLASS I
                       DIRECTORS WHOSE TERMS CONTINUE (2)

     WILLIAM C. BALLARD, JR., AGE 59. Mr. Ballard is Of Counsel to Greenebaum, Doll & McDonald PLLC (law firm) and has held this position since 1992. From 1972 to 1992, Mr. Ballard was the Executive Vice President, Chief Financial Officer and Director of Humana Inc. (provider of integrated health care services). Mr. Ballard also serves as a Director of LG&E Energy Corp. (utility company), Mid-America Bancorp (commercial bank), Healthcare Recoveries, Inc. (healthcare subrogation and recovery services) and United HealthCare Corp. (managed care company). Mr. Ballard has served as a Director of the Company since 1996 and is a member of the Board's Investment, Nominating and Planning Committees.

     PETER J. GRUA, AGE 46. Mr. Grua is a Principal and President of HLM Management Company, Inc. (registered investment adviser). From 1986 until 1992, Mr. Grua was a Managing Director and Senior Analyst of Alex. Brown & Sons, Incorporated (brokerage services). Mr. Grua has served as a Director of the Company since 1999 and is a member of the Board's Investment, Nominating and Planning Committees.

     R. SCOTT TRUMBULL, AGE 51. Mr. Trumbull is the Executive Vice President International Operations & Corporate Development of Owens-Illinois, Inc. (manufacturer of glass and plastic packaging products) and has held this position since 1993. Mr. Trumbull is a member of the Board of Franklin Electric Company (manufacturer of electric motors). Mr. Trumbull has served as a Director of the Company since 1999 and is a member of the Board's Audit, Investment and Planning Committees.
---------------
(2) The terms of Messrs. Ballard, Grua and Trumbull expire in 2002.

                              BOARD AND COMMITTEES

     The Board met four times during the year ended December 31, 1999. The Board has standing Audit, Executive, Compensation, Investment, Nominating and Planning Committees. In 1997, the Board appointed a subcommittee of the Investment Committee to meet between Investment Committee meetings. In 1999, each incumbent Director attended at least 75% of the aggregate of the meetings of the Board and the committees on which they served.

     The Audit Committee met twice during the year ended December 31, 1999. The Audit Committee makes recommendations to the Board of Directors as to the engagement or discharge of the independent auditors, reviews the plan and results of the auditing engagement with the independent auditors; reviews the adequacy of the Company's system of internal accounting controls; and directs and supervises investigations into matters within the scope of its duties.

     The function of the Executive Committee is to exercise all the powers of the Board (except any powers specifically reserved to the Board) between meetings of the Board.

     The Compensation Committee, which met three times during 1999, is generally responsible for determining the nature and amount of compensation for Executive Officers.

     The Investment Committee and its subcommittee met three and two times during the year ended December 31, 1999, respectively.

     The function of the Nominating Committee, which did not meet during 1999, is to select and recommend to the full Board nominees for election as Directors. The Committee may, in its discretion, consider nominees proposed by shareholders of the Company for the 2001 Annual Meeting of Shareholders, provided such recommendations are in writing, contain a description of the nominee's qualifications and his consent to serve, and are received by the Company by November 18, 2000.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth, as of February 1, 2000, unless otherwise specified, certain information with respect to the beneficial ownership of the Company's shares of common stock by each person who is a Director of the Company, each Executive Officer, and by the Directors and Executive Officers of the Company as a group. Unless noted below, each person has sole voting and investment power regarding the Company's shares. Also, unless noted below, the beneficial ownership of each person represents less than 1% of the outstanding common shares of the Company. No member of the group below owns any shares of the Class C cumulative convertible preferred stock. The Company's Management is not aware of any person who, as of December 31, 1999, was the beneficial owner of more than 5% of the outstanding common shares of the Company.

                                                                    COMMON STOCK
                                           ---------------------------------------------------------------
                                           SHARES HELD       OPTIONS EXERCISABLE         TOTAL SHARES
        NAME OF BENEFICIAL OWNER           OF RECORD(1)        WITHIN 60 DAYS         BENEFICIALLY OWNED
        ------------------------           ------------      -------------------    ----------------------
William C. Ballard, Jr...................     12,800                13,334                   26,134
Pier C. Borra............................     48,500                13,334                   61,834
Raymond W. Braun.........................     58,696               162,500                  221,196
George L. Chapman........................    110,172               385,173                  495,345(3)
Michael A. Crabtree......................     16,926                14,500                   31,426
Jeffrey H. Donahue.......................      3,250                13,334                   16,584
Peter J. Grua............................      4,500                11,667                   16,167
Erin C. Ibele............................     27,239                77,350                  104,589
Edward F. Lange, Jr......................     54,275               122,000                  176,275
Sharon M. Oster..........................      3,000                13,334                   16,334
Bruce G. Thompson........................    210,149                13,334                  223,483
R. Scott Trumbull........................      1,000                   -0-                    1,000
Richard A. Unverferth....................      6,316(2)             13,334                   19,650
All Directors and Executive Officers as a
  group (13 persons).....................    556,823               853,194                1,410,017(4)

---------------

(1) Includes all restricted shares granted under the Company's 1995 Stock Incentive Plan or Stock Plan for Non-Employee Directors beneficially owned by such Directors and Executive Officers as of February 1, 2000.

(2) Mr. Unverferth disclaims beneficial ownership of 3,816 shares held in his sons' names.

(3) As of February 1, 2000, Mr. Chapman beneficially owned 1.74% of the outstanding common shares of the Company.

(4) Total beneficial ownership represents 4.94% of the outstanding common shares of the Company.

EXECUTIVE OFFICERS OF THE COMPANY

     The following information is furnished as to the Executive Officers of the
Company:

     GEORGE L. CHAPMAN, AGE 52. Since October 1996, Mr. Chapman has served as Chairman, Chief Executive Officer and President of the Company. As described above, since 1992 Mr. Chapman has served in various executive capacities with the Company.

     RAYMOND W. BRAUN, AGE 42. Mr. Braun has served as Vice President and Chief Operating Officer of the Company since January 1997 and from January 1993 through January 1997, Mr. Braun served in various roles, including Assistant Vice President, Vice President and Assistant General Counsel of the Company.

     EDWARD F. LANGE, JR., AGE 40. Mr. Lange has served as Vice President, Chief Financial Officer and Treasurer of the Company since March 1996. Prior to that date, Mr. Lange was Senior Vice President of Finance of The CarePlex Group, Inc., a long-term care operating company, holding that position from January 1995 through March 1996.

     ERIN C. IBELE, AGE 38. Ms. Ibele has served as Vice President and Corporate Secretary of the Company since January 1993. Since 1986, Ms. Ibele has served in various capacities with the Company.

     MICHAEL A. CRABTREE, AGE 43. Mr. Crabtree has served as Controller of the Company since July 1996. Prior to that date, Mr. Crabtree was Chief Financial Officer of Westhaven Services Co., a provider of pharmaceutical services to nursing homes, holding that position from July 1993 through July 1996.

                                  REMUNERATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table presents the total compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Company during 1997, 1998 and 1999, and the total compensation awarded, earned, or paid during 1997, 1998 and 1999 to the Company's most highly compensated Executive Officers who were serving at the end of 1999, and whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                 --------------------------
                                                                  RESTRICTED
                                         ANNUAL COMPENSATION        STOCK        SECURITIES     ALL OTHER
           NAME AND                     ---------------------       AWARDS       UNDERLYING    COMPENSATION
      PRINCIPAL POSITION        YEAR    SALARY($)    BONUS($)       ($)(1)       OPTIONS(#)       ($)(2)
      ------------------        ----    ---------    --------    ------------    ----------    ------------
George L. Chapman,              1999    $420,000     $393,222     $  496,875      125,000        $20,000
  Chairman, Chief Executive     1998     400,000      467,288        587,500      125,000         13,725
  Officer and President         1997     350,000      335,000      1,439,953      140,000         19,839
Raymond W. Braun,               1999     210,000      172,035        248,438       62,500         20,000
  Vice President,               1998     200,000      198,210        293,750       62,500         13,725
  Chief Operating Officer       1997     175,000      135,000        696,218       70,000         19,839
Edward F. Lange, Jr.,           1999     210,000      172,035        248,438       62,500         20,000
  Vice President, Chief
    Financial                   1998     200,000      198,210        293,750       62,500         13,725
  Officer and Treasurer         1997     170,000      125,000        680,731       67,500         19,839
Erin C. Ibele,                  1999     101,750       47,631         99,375       25,000         18,553
  Vice President,               1998      92,500       48,750        117,500       25,000         11,357
  Corporate Secretary           1997      80,000       35,000        313,649       33,875         13,477
Michael A. Crabtree             1999      99,000       46,344         99,375       25,000         18,002
  Controller                    1998      90,000       47,500        105,750       22,500         11,576
                                1997      80,000       25,000        180,228       20,000          2,625

---------------
(1) The restricted stock awards vest ratably over periods ranging from five to ten years. The restricted stock awards set forth above are valued at the time of grant. The table below shows the aggregate amounts of restricted stock held at December 31, 1999, and the value of such restricted stock (calculated by multiplying the amount of restricted stock by the closing market price of $15.125 on the last trading day of 1999). Dividends are paid on the restricted shares at the same rate as on all other shares of common stock of the Company. Such dividends are not included in the Summary Compensation Table.

                                                                                              RESTRICTED
                                                                                             STOCK GRANTS
                                       NUMBER OF SHARES OF                                       WITH
                                       RESTRICTED STOCK AT     VALUE OF RESTRICTED STOCK        RESPECT
                                        DECEMBER 31, 1999        AT DECEMBER 31, 1999           TO 1999
                                       -------------------     -------------------------     -------------
George L. Chapman...................         86,919                   $1,314,650                25,000
Raymond W. Braun....................         42,986                      650,163                12,500
Edward F. Lange, Jr.................         42,335                      640,317                12,500
Erin C. Ibele.......................         18,470                      279,359                 5,000
Michael A. Crabtree.................         13,822                      209,058                 5,000

(2) Includes contributions that were or will be made in connection with the Company's Retirement Plan and Trust and Money Purchase Pension Plan.

EMPLOYMENT AGREEMENTS

     The Company and Mr. Chapman entered into a three-year employment agreement effective January 1, 1997, subject to optional successive three-year renewal terms. Mr. Chapman will serve as the Company's Chairman, Chief Executive Officer and President and receive a minimum annual base salary of $350,000 per annum for 1997 and $400,000 per annum for subsequent years, as well as discretionary annual bonuses and stated fringe benefits. Mr. Chapman's annual base salary was increased to $441,000, effective January 1, 2000. If Mr. Chapman is terminated without cause, he would receive severance pay for the remaining term of the agreement or for twenty-four months, whichever is greater. If he resigns during the twelve months following a "change in corporate control" (as defined in the employment agreement), he would receive severance pay for thirty-six months. These severance benefits would be made in a series of monthly payments, in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the termination or change in corporate control or a minimum bonus equal to fifty percent of his annual base salary. At Mr. Chapman's election, the Company would instead make an immediate lump sum payment equal to the present value of such monthly payments, calculated using a discount rate equal to the interest rate on 90-day treasury bills reported at the date the election is delivered. Mr. Chapman's stock option and restricted stock awards under the 1995 Stock Incentive Plan would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause. In addition, if it is determined that any payment by the Company to Mr. Chapman would be a golden parachute subject to excise tax, the amount of the payments to him would be increased to cover such excise tax.

     The Company has entered into similar employment agreements with the Company's other Executive Officers, which provide for two-year terms, minimum annual salaries, stated benefits, and severance payments in the event of a termination without cause or a change in corporate control.

STOCK INCENTIVE PLAN

     The Company's 1995 Stock Incentive Plan (the "Stock Incentive Plan") authorizes the Compensation Committee of the Board to grant eligible officers and key employees of the Company awards consisting of options to purchase shares of common stock, stock appreciation rights, dividend equivalent rights, shares of restricted stock or performance shares. Pursuant to the Stock Incentive Plan, in December 1999 and January 2000, the Company loaned $169,203 and $76,855, respectively, to the Company's Executive Officers and one key employee to assist such individuals with paying taxes related to the vesting of restricted stock awards. The Compensation Committee has the discretion to select the particular officers and key employees who will receive awards. At February 1, 2000, fifteen officers and key employees of the Company were eligible to participate.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                   NUMBER OF      % OF TOTAL
                                     SHARES        OPTIONS
                                   UNDERLYING     GRANTED TO     EXERCISE
                                    OPTIONS       EMPLOYEES      OR BASE                        GRANT
                                   GRANTED(#)     IN FISCAL       PRICE       EXPIRATION        DATE
              NAME                  (1),(2)          YEAR         ($/SH)         DATE        VALUE($)(3)
---------------------------------  ----------     ----------     --------     ----------     -----------
George L. Chapman................   125,000           32%        $19.875       9/29/09        $263,750
Raymond W. Braun.................    62,500           16%         19.875       9/29/09         131,875
Edward F. Lange, Jr..............    62,500           16%         19.875       9/29/09         131,875
Erin C. Ibele....................    25,000            6%         19.875       9/29/09          52,750
Michael A. Crabtree..............    25,000            6%         19.875       9/29/09          52,750

---------------

(1) All of the options granted vest between the years 2000 and 2004.

(2) The terms of the options granted permit cashless exercises and payment of the option exercise price by delivery of previously owned shares.

(3) Calculated using the Black-Scholes option valuation methodology. In using such methodology, the following variables were used: risk-free interest rate of 6.01%, dividend yields of 8.0%, expected lives of seven years, and expected volatility of .23%. The actual value, if any, that an Executive Officer may realize will depend upon the excess of the closing market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an Executive Officer will be at or near the value estimated by the Black-Scholes model.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                           NUMBER OF SHARES
                                                              UNDERLYING                     VALUE OF UNEXERCISED
                            SHARES                        UNEXERCISED OPTIONS                IN-THE-MONEY OPTIONS
                           ACQUIRED      VALUE            AT FISCAL YEAR END               AT FISCAL YEAR END($)(2)
                              ON        REALIZED   ---------------------------------   ---------------------------------
          NAME            EXERCISE(#)    ($)(1)    EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
------------------------  -----------   --------   --------------   ----------------   --------------   ----------------
George L. Chapman.......    0            N/A          340,135           235,633             $-0-              $-0-
Raymond W. Braun........    0            N/A          144,332           102,168              -0-               -0-
Edward F. Lange, Jr.....    0            N/A          136,600            88,400              -0-               -0-
Erin C. Ibele...........    0            N/A           70,350            43,325              -0-               -0-
Michael A. Crabtree.....    0            N/A           14,500            28,000              -0-               -0-

---------------

(1) Value at exercise is the difference between the closing market price on the date of exercise less the exercise price per share, multiplied by the number of shares acquired on exercise.

(2) Calculated based on the closing market price on the last trading day of 1999 multiplied by the number of applicable shares covered by in-the-money options, less the total exercise price for such shares.

COMPENSATION OF DIRECTORS

     In 1999, each Director received a fee of $20,000 for his or her services as such, which fee did not increase in 2000. In addition, each Director received a fee of $1,500 for each Board meeting attended. For 1999 and 2000, members of the Audit and Compensation Committees received or will receive $1,000 for each meeting attended, and for the same time period, members of the Investment and Planning Committees will receive $1,200 and $1,500, respectively, for each such committee meeting attended.

     Director's fees are not paid to Mr. Chapman. The fees paid to all other Directors totaled $273,333 in 1999.

     During 1997, the Company adopted the Stock Plan for Non-Employee Directors. Pursuant to this Plan, in January 1999 each Director not employed by the Company was granted 1,000 shares of restricted stock and stock options to purchase 5,000 shares. Additionally, in April 1999, a newly elected eligible Director was granted stock options to purchase 10,000 shares. In future years, each eligible Director will receive additional stock options to purchase 5,000 shares and annual grants of 1,000 shares of restricted stock. All of the options have an option exercise price equal to the fair value of the shares at the time the options were granted. The options granted to a Director under this Plan may not be exercised more than ten years after the date the options are granted. Option awards generally become exercisable in three equal installments on the first three anniversaries of the date of grant, so that one-third of the shares subject to the options will first become available for purchase by the Director on each of these anniversaries. The other terms of these awards are set forth in detail in the Stock Plan for Non-Employee Directors.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board is generally responsible for determining the nature and amount of compensation for Executive Officers. The Committee consists of three non-employee directors, Pier C. Borra, Jeffrey H. Donahue and Richard A. Unverferth. During the year ended December 31, 1999, the Compensation Committee of the Board met three times. The Compensation Committee utilizes the services of FPL Advisory Group, a nationally recognized executive compensation consulting firm, to assist the Compensation Committee in reviewing and developing the Company's executive compensation criteria. Based largely on the information provided by this consulting firm, which included a detailed survey of the compensation practices of other REITs in the health care industry, the Compensation Committee believes that the Company's executive compensation program is within the market range for the Company's peer group of companies, and is well-designed to support the Company's incentive-based compensation philosophy.

     The Compensation Committee believes that compensation for the Chief Executive Officer and other Executive Officers should be generally competitive with other REITs, in order to retain and attract top management. The three key components of the Company's Executive Officer compensation system are annual salaries, annual incentive bonuses and long-term incentives. In determining compensation for each of these three components, the Compensation Committee reviewed and considered data compiled by the Company's compensation consultants on salary, bonus and incentive compensation paid to executive officers by a number of peer group companies with which the Company was compared.

     The Executive Officers' base salaries are established in their employment agreements, and the Compensation Committee may adjust those base salaries from time to time, as it deems appropriate. For 1999, following discussions with the Chief Executive Officer and the Company's compensation consultants, the Compensation Committee approved salary increases for each Executive Officer, to ensure their compensation remains consistent with the other peer-group REITs for similar executive officer positions.

     Annual bonus compensation payments are based on attaining certain financial and non-financial business objectives of the Company on an annual basis. The 1999 bonuses for the Executive Officers were in part formula driven, based on the 1999 program of performance goals approved by the Compensation Committee at its January 1999 meeting. For 1999, these goals related in part to growth in the Company's funds from operations as well as the Committee's subjective appraisal of each officer's satisfaction of certain individual non-financial goals.

     Long-term incentives are primarily based on more closely aligning incentives with increasing shareholder value, individual performance and an individual's potential contributions to the Company's profitability and long-term growth. The Company's 1995 Stock Incentive Plan is the Company's primary vehicle for providing long-term incentive compensation, and is intended to enable the Company to continue to provide its Executive Officers and other key employees with competitive equity-based compensation in order to create appropriate long-term incentives. Under the terms of the Company's 1995 Stock Incentive Plan, the Compensation Committee has authority to approve stock option awards, restricted shares or other equity-based incentive awards to Executive Officers and key employees and to determine the terms of these awards.

     In September 1999, the Compensation Committee granted Executive Officers of the Company stock options to purchase an aggregate of 300,000 shares, as well as an aggregate of 60,000 shares of restricted stock. The Compensation Committee's decision to grant these stock options and restricted stock awards was based on, among other things, the Company's success during the fiscal years ended December 31, 1998 and December 31, 1999, the Compensation Committee's subjective evaluation of the individuals' past and expected future contributions to the Company's achievement of its long-term performance goals, and the Compensation Committee's goal of increased stock ownership by Executive Officers.

     At its September 1998 meeting, the Compensation Committee increased Mr. Chapman's annual base salary for 1999 to $420,000, based upon the recommendation of the Committee's compensation consultant, in light of the base salaries paid to CEOs of similarly situated REITs, and in recognition of the Company's performance in 1998 under his leadership. In addition to his base salary, Mr. Chapman was eligible in 1999 to receive an annual bonus based on a percentage of his annual base salary, with the percentage earned to depend on achievement of certain financial and non-financial goals established by the Committee at its January 1999 meeting. For 1999, these goals related in part to growth in the Company's funds from operations as well as the Committee's subjective appraisal of Mr. Chapman's satisfaction of certain individual non-financial goals. Based upon Mr. Chapman's achievement of the targeted goals and his overall performance in 1999, he was awarded an annual bonus of $393,222. The Compensation Committee believes that the amount of Mr. Chapman's compensation is consistent with general compensation levels within the health care REIT industry and appropriate in view of the Company's continued success in a difficult investment environment for health care REITs during 1999.

     The Compensation Committee has considered the anticipated tax treatment to the Company of the compensation and benefits paid to the Executive Officers of the Company in light of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee will strive to provide Executive Officers with attractive, well-designed compensation packages that will generally preserve the deductibility of such payments for the Company. However, certain types of compensation payments and their deductibility will depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Moreover, interpretations of any changes in the tax laws and other factors beyond the Compensation Committee's control may affect the deductibility of certain compensation payments. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments to Executive Officers to the extent reasonably practical and to the extent consistent with its other compensation objectives, but reserves the right to make incentive-based awards not exempt from these limits where such awards are appropriate and will not have a material impact on shareholder value.

     The Compensation Committee is committed to maintaining a compensation program that appropriately aligns the Company's executive compensation with corporate performance and the interests of its shareholders. The Compensation Committee periodically reviews its program in order to make any further changes it considers necessary to achieve such objectives.

Compensation Committee of the Board of Directors
Health Care REIT, Inc.
Pier C. Borra
Jeffrey H. Donahue
Richard A. Unverferth

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change and the cumulative total shareholder return on the Company's shares against the cumulative total return of the S & P Composite-500 Stock Index and the NAREIT Hybrid Index. Ten companies comprise the NAREIT Hybrid Index. The Index consists of REITs identified by NAREIT as hybrid (those REITs which have both mortgage and equity investments). Upon written request to the Vice President/Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475, the Company will provide shareholders with the names of the component issuers. The data are based on the last closing prices as of December 31 for each of the five years. 1994 equals $100 and dividends are assumed to be reinvested.
Performance Graph

                                                        S & P 500                    COMPANY                     HYBRID
                                                        ---------                    -------                     ------
12/31/94                                                 100.00                      100.00                      100.00
12/31/95                                                 137.43                       94.78                      122.99
12/31/96                                                 168.98                      141.27                      159.09
12/31/97                                                 225.37                      176.23                      176.20
12/31/98                                                 289.78                      177.12                      116.25
12/31/99                                                 350.72                      114.79                       74.52

     Except to the extent the Company specifically incorporates this information by reference, the foregoing Report of the Compensation Committee and Shareholder Return Performance Presentation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. This information shall not otherwise be deemed filed under such Acts.

SECTION 16(a) COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who own beneficially more than ten percent (10%) of the shares of common stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and The New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors and Executive Officers complied with all applicable filing requirements during the fiscal year ended December 31, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PARTNERSHIP FINANCINGS

     The Company has provided direct loans and credit enhancements to three partnerships in connection with two assisted living and retirement facilities and two nursing homes. First Toledo Corporation, of which Mr. Thompson owns 50%, serves as a general partner in each partnership. The partnership structures facilitated industrial development bond financing. Credit enhancements were provided in the form of the Company's agreement to purchase the facilities or the bonds in the event of default by the partnerships. The Company has contingent obligations under the agreements to purchase which currently total $8,925,000. For the years ended 1999, 1998 and 1997, the Company received $177,000, $253,000, and $317,000, respectively, in connection with its contingent obligations pursuant to the agreements to purchase. An affiliate of Mr. Thompson, Kingston HealthCare Company ("Kingston") operates three of the facilities.

OTHER RELATIONSHIPS

     For the years ended 1999, 1998 and 1997, the Company recorded lease and interest income from Kingston in the amounts of $148,000, $83,000, and $204,000, respectively.

GENERAL

     All of the related party matters were approved by a majority of Directors unaffiliated with the transactions. For the years ended December 31, 1999, 1998 and 1997, revenues from related parties totaled $1,156,000, $1,236,000, and $980,000, or .90%, 1.26%, and 1.34%, respectively, of the revenues of the Company.

                 PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP served as independent auditors of the Company for the year ended December 31, 1999 and has been selected by the Company to serve as its independent auditors for the year ending December 31, 2000. Ernst & Young LLP has served as independent auditors of the Company since the Company's inception in 1970. Although the submission of this matter for approval by shareholders is not legally required, the Board believes that such submission follows sound business practice and is in the best interests of the shareholders. If this appointment is not ratified by the holders of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting, the Directors will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 2001 because of the difficulty and expense of making a substitution. Representatives of Ernst & Young LLP are expected to be present at the

Annual Meeting and will be available to respond to appropriate questions. Those representatives will have the opportunity to make a statement if they desire to do so.

     Audit services of Ernst & Young LLP for the year ended December 31, 1999 included the audit of the financial statements of the Company included in the Annual Report to Shareholders for 1999, services related to filings with the Securities and Exchange Commission, and consultation and assistance on accounting and related matters.

     The services furnished by Ernst & Young LLP have been at customary rates and terms. There are no existing direct or indirect understandings or agreements that place a limit on future years' audit fees.

     THE MANAGEMENT AND BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP. The affirmative vote of the holders of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting will be required for such ratification.

                               VOTING PROCEDURES

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power for the other proposal and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but are not counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker lacks discretionary authority.

                                 OTHER MATTERS

     Management is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the person named in the proxy will vote in accordance with his judgment on such matters.

       SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2001 ANNUAL MEETING

     The Board of Directors requests that any shareholder proposals intended for inclusion in the Company's proxy materials for the 2001 Annual Meeting be submitted to Erin C. Ibele, Vice President and Corporate Secretary of the Company, in writing no later than November 18, 2000. Unless the Company has been given written notice by January 30, 2001 of a shareholder proposal to be presented at the 2001 Annual Meeting other than by means of inclusion in the Company's proxy materials for the Meeting, persons named in the proxies solicited by the Board of Directors for the Meeting may use their discretionary voting authority to vote against the proposal.

                                  BY THE ORDER OF THE BOARD OF DIRECTORS

                                  ERIN C. IBELE
                                  Vice President and Corporate Secretary

                               HEALTH CARE REIT, INC.

                      PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 The undersigned hereby appoints G. L. Chapman with full
     P      power of substitution, to vote all shares of voting
            securities of Health Care REIT, Inc. (the "Company") that the
     R      undersigned is entitled to vote at the Annual Meeting of the
            Shareholders of the Company to be held on Thursday, May 4,
     O      2000 or any adjournments thereof.

     X           YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE
                       TAKING OF A VOTE ON THE MATTERS HEREIN.
     Y
                 Returned proxy cards will be voted: (1) as specified on
            the matters listed below; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

                                     (Over)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                                 [X] Please mark
                                                                     your choice
                                                                     like this
                                                                     in blue or
                                                                     black ink.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND VOTES "FOR" ALL OF THE FOLLOWING:

                                       FOR  WITHHELD
                                       ALL   FOR ALL                                           FOR  AGAINST  ABSTAIN
1. Election of three Directors for a   [ ]     [ ]     2. Ratification of the appointment of   [ ]    [ ]      [ ]
   term of three years:                                   Ernst & Young LLP as independent
                                                          auditors for the fiscal year 2000.
   Pier C. Borra
   George L. Chapman
   Sharon M. Oster

3. With discretionary authority on any
   other business that may properly
   come before the meeting or any
   adjournment thereof.



To withhold authority to vote for any individual nominee, please write the person's name in the following space:

_____________________________________



Signature(s) __________________________________________________ Date __________

NOTE: Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate or partnership proxies should be signed by an authorized person with the person's title indicated.

--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE